                                                                    EXHIBIT 10.4



                  S CORPORATION TERMINATION AND TAX ALLOCATION
                                   AGREEMENT

                                 July __, 1997

                               TABLE OF CONTENTS



                                                                            Page
                                                                            ----


ARTICLE I - THE TERMINATION:  S TERMINATION YEAR...........................  1

     1.1    Termination of S Status........................................  1
     1.2    Effective Date.................................................  2
     1.3    S Termination Year.............................................  2
     1.4    S Short Year...................................................  2
     1.5    C Short Year...................................................  2

ARTICLE II - ALLOCATION OF INCOME..........................................  2

     2.1    Allocation Election............................................  2

ARTICLE III - TAXES........................................................  2

     3.1    Liability For Taxes Incurred During S Year.....................  2
     3.2    Returns and Defense Against Tax Liability......................  3

ARTICLE IV - DISTRIBUTIONS.................................................  3

     4.1    Distribution of S Corporation Income...........................  3
     4.2    Post Termination Date Adjustments to Undistributed
              S Corporation Income.........................................  4
     4.3    Subsequent Adjustment to S Corporation Income..................  4

ARTICLE V - MISCELLANEOUS..................................................  4

     5.1    Counterparts...................................................  4
     5.2    Construction of Terms..........................................  5
     5.3    Governing Law..................................................  5
     5.4    Amendment and Modification.....................................  5
     5.5    Assignment.....................................................  5
     5.6    Interpretation.................................................  5
     5.7    Severability...................................................  5
     5.8    Entire Agreement...............................................  5

                  S CORPORATION TERMINATION AND TAX ALLOCATION
                                   AGREEMENT


          This S CORPORATION TERMINATION AND TAX ALLOCATION AGREEMENT (this "Agreement"), is made this ___ day of July, 1997 between the A Consulting Team, Inc., a New York corporation (the "Company"), and Shmuel BenTov (the Company and Shmuel BenTov are hereinafter referred to individually as a "party" and collectively as the "parties").

          WHEREAS, the Company contemplates a public offering of its stock in order to raise additional equity capital which will be used to repay borrowings of the Company and be used for general corporate purposes (the "Public Offering");

          WHEREAS, prior to such Public Offering the Company plans to make a distribution to Shmuel BenTov in an aggregate amount determined by the Company to be equal to a reasonable estimate of the Company's undistributed S corporation income as of the day immediately prior to the Termination Date (as hereinafter defined) subject to federal income taxation by Shmuel BenTov;

          WHEREAS, the Company and Shmuel BenTov have entered into this Agreement as a condition to the foregoing distribution and the contemplated Public Offering;

          WHEREAS, from its inception through December 31, 1994 the Company was a C corporation as defined in the Internal Revenue Code of 1986, as amended (the "Code"), and the Company became an S corporation as defined in Section 1361 of the Code on January 1, 1995 and will continue to be an S corporation until the Termination Date, upon which it will again be a C corporation; and

          WHEREAS, Shmuel BenTov has been the only shareholder of the Company from the time it became an S corporation, and will continue to be so until immediately before the closing of the Public Offering (the "Closing").

          NOW, THEREFORE, the parties agree as follows:


                                   ARTICLE I

                      THE TERMINATION:  S TERMINATION YEAR
                      ------------------------------------

          1.1 Termination of S Status.  The Company will terminate its status as
              ------------------------
an S corporation by revoking its election to be an S corporation under Section 1362(d) of the Code.

          1.2 Effective Date.  Pursuant to Section 1362(d)(1)(D) of the Code,
              --------------
the termination of the Company's S corporation status shall be effective on the date specified by the Company as the date for revocation of its S corporation status which day shall be no later than the day preceding the Closing (the "Termination Date").


          1.3 S Termination Year. The calendar year in which the S corporation
                ----------------
status of the Company is terminated will be the S termination year (the "S Termination Year") for federal tax purposes, as defined in Section 1362(e)(4) of the Code.

          1.4 S Short Year. As provided in Section 1362(e)(1)(A) of the Code,
              ------------
the S Short Year of the Company shall be that portion of the Company's S Termination Year ending on the day immediately preceding the Termination Date.


          1.5 C Short Year. Pursuant to Section 1362(e)(1)(B) of the Code, that
               -----------
portion of the S Termination Year of the Company beginning on the Termination Date and ending on the last day of the calendar year shall be the C Short Year of the Company.

                                  ARTICLE II

                             ALLOCATION OF INCOME
                             --------------------

          2.1 Allocation Election. The Company shall elect to allocate tax items
              -------------------
to its S Short Year and C Short Year pursuant to the normal tax accounting method (rather than the pro rata allocation method) contained in Section 1362(e)(3) of the Code.

                                  ARTICLE III

                                     TAXES
                                     -----

          3.1 Liability For Taxes Incurred During S Year. Shmuel BenTov
              ------------------------------------------
covenants and agrees that: (i) he has duly included, or will duly include, in his own federal, state and local income tax returns all items of income, gain, loss, deduction, or credit of the Company that were required to be included in his federal, state and local income tax returns with respect to any period during which the Company reported its income as an S corporation and (ii) he has paid, or will pay, any and all taxes required to be paid by him on such income for all such taxable periods. Shmuel BenTov shall pay or reimburse the Company for any and all federal, state or local corporate income taxes (plus interest and penalties) the Company is required to pay as a result of the Company's failure to qualify as an S corporation with respect to tax returns in which the Company reported its income as an S corporation. Shmuel BenTov's liability under this Section 3.1 is limited to the aggregate amount of all distributions received by Shmuel BenTov from the Company during such S corporation reporting period, net of taxes paid or payable by Shmuel BenTov with respect to such distributions. Any payments obligated to be made pursuant to this Section 3.1 shall be due and payable within ten (10) business days of the Company's request.

          3.2 Returns and Defense Against Tax Liability. The Company shall be
              -----------------------------------------
responsible for and shall effect the filing of all required federal, state, and local tax returns for the Company with respect to any and all taxable periods; provided, however, that Shmuel BenTov shall have the option to prepare and
--------  -------
effect the filing of any or all tax returns with respect to the S Termination Year. The Company shall have full responsibility and discretion in the handling of any tax controversy, including an audit, a protest to the Appeals Division of the Internal Revenue Service, any other administrative proceeding and litigation in Tax Court or any other court of competent jurisdiction (a "Tax Controversy"), involving a tax return of the Company. However, at Shmuel BenTov's option, Shmuel BenTov shall have full responsibility and discretion in the handling, at Shmuel BenTov's expense, of any Tax Controversy with respect to any period in which the Company reported its income as an S corporation. With respect to Tax Controversies in which Shmuel BenTov does not elect to control, Shmuel BenTov shall be entitled to participate in all matters of the Tax Controversy, shall be consulted, kept informed, and entitled to attend settlement discussions and other conferences and meetings. Without the written consent of Shmuel BenTov, the Company shall not agree to any tax adjustment for any period commencing on or after the Termination Date which results in a corresponding increase in the federal, state or local taxable income of Shmuel BenTov with respect to taxable periods ending prior to the Termination Date (including the short taxable period ending the day before the Termination Date).


                                  ARTICLE IV

                                 DISTRIBUTIONS
                                 -------------

          4.1  Distribution of Accumulated Adjustments Account.  Prior to the
               -----------------------------------------------
Closing of the Public Offering, the Company shall distribute to Shmuel BenTov an amount equal to a reasonable estimate of the amount of the Company's undistributed S corporation income as of the day immediately prior to the Termination Date subject to federal income taxation by Shmuel BenTov ("Estimated Income"); provided, however that any such distribution shall be subject to the
           --------  -------
limitations set forth in Section ___ of the New York General Corporation Law and any other similar legal limitations.

          4.2  Post Termination Date Adjustments to AA Account Distribution.
               ------------------------------------------------------------
Before the end of the "post-termination transition period" (within the meaning of Section 1377(b)(1)(A) of the Code), the Company shall determine the amount of the actual amount of undistributed S corporation income as of the day immediately prior to the Termination Date subject to federal income taxation by Shmuel BenTov ("Actual Income"). The final S corporation federal income tax return shall reflect the Actual Income and the distribution or repayments, as the case may be, required to be made pursuant to this Article IV. If the Actual Income is greater than the Estimated Income, subject to the proviso set forth in
Section 4.1 above, the Company shall make an additional distribution to Shmuel BenTov in an amount equal to such excess. If the Estimated Income exceeds the Actual Income, then Shmuel BenTov shall return to the Company any such excess. Any payments obligated to be made pursuant to this Section 4.2 shall be due and payable within ten (10) business days of the determination by the Company of the Actual Income.

          4.3  Subsequent Adjustment to S Corporation Income.  If after the end
               ---------------------------------------------
of the "post-termination transition period" items of income, gain, loss, deduction, or credit of the Company are adjusted (by audit or otherwise) with respect to any tax return in which the Company reported its income as an S corporation, then an appropriate payment described in (a) or (b) of this Section
4.3 shall be made.  Any payments obligated to be made pursuant to this Section
4.3 shall be due and payable within ten (10) business days of the applicable parties' request.

          (a) If the adjustment has the effect of increasing the undistributed S corporation income of the Company subject to taxation by Shmuel BenTov, then the Company shall pay to Shmuel BenTov an amount of money equal to all federal, state or local income taxes (plus interest and penalties) paid or required to be paid by Shmuel BenTov as a result of such increase, on an after-tax basis taking into account the tax consequences to Shmuel BenTov from such payment.

          (b) If the adjustment has the effect of decreasing the undistributed S corporation income of the Company subject to taxation by Shmuel BenTov, then Shmuel BenTov shall pay to the Company an amount of money equal to all refunds of federal, state or local income taxes (including interest received thereon) received by (or credited to) Shmuel BenTov as a result of such decrease.


                                   ARTICLE V

                                 MISCELLANEOUS
                                 -------------

          5.1  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute an instrument representing the Agreement between the parties hereto.

               5.2  Construction of Terms.  Nothing herein expressed or implied
                    ---------------------
     is intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the parties hereto or their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

               5.3  Governing Law.  This Agreement and the legal relations
                    -------------
     between the parties hereto shall be governed by and construed in accordance with the substantive laws of the State of New York without regard to New York choice of law rules.

               5.4  Amendment and Modification.  This Agreement may be amended,
                    --------------------------
     modified or supplemented only by a written agreement executed by the parties at any time prior to the Termination Date with respect to any of the terms contained herein.

               5.5  Assignment.  This Agreement and all of the provisions hereof
                    ----------
     shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other person except the parties any rights or remedies hereunder.

               5.6  Interpretation.  The title, article and section headings
                    --------------
     contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

               5.7  Severability.  In the event that any one or more of the
                    ------------
     provisions of this Agreement shall be held to be illegal, invalid or unenforceable in any respect, the same shall not in any respect affect the validity, legality or enforceability of the remainder of this Agreement, and the parties shall use their best efforts to replace such illegal, invalid or unenforceable provisions with an enforceable provision approximating, to the extent possible, the original intent of the parties.

               5.8  Entire Agreement.  This Agreement embodies the entire
                    ----------------
     agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

               IN WITNESS WHEREOF, the parties have executed this Agreement in New York, New York as of the date written above.


                                         THE A CONSULTING TEAM, INC.


                                    By: __________________________
                                         Its:_________________



                                         STOCKHOLDER:


                                         ______________________________
                                         Shmuel BenTov